ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

EXHIBIT 1.01

ARRIS GROUP, INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1, 2014 TO DECEMBER 31, 2014

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

INTRODUCTION

This Conflict Minerals Report for ARRIS Group, Inc. including all of its subsidiaries (“ARRIS,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2014 to December 31, 2014.

ARRIS is a provider of products and services to cable operators and wireline telecommunications (“telco”) service providers (collectively, “network operators”) that enable the delivery of video, voice and data services to consumers. The product portfolio primarily includes interactive settop boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE (consumer premises equipment).

For the reporting period from January 1, 2014 to December 31, 2014, ARRIS conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture, after January 1, 2014, for which the results of our reasonable country of origin inquiry and due diligence conducted on these conflict minerals are presented herein.

REASONABLE COUNTRY OF ORIGIN INQUIRY

We conducted a reasonable country of origin inquiry (RCOI) of relevant 3TG Direct Suppliers using the CFSI Conflict Minerals Reporting Template (“CMRT”), which included questions about the location or mine of origin, and encouraged those suppliers to make similar efforts to survey their supply chain using the CMRT and report the facilities and location or mine of origin for necessary conflict minerals.

DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of our conflict minerals to ascertain whether these conflict minerals originated in the Democratic Republic of the Congo or any of its adjoining countries and financed or benefited non-state armed groups in any of these countries.

DESIGN OF OUR DUE DILIGENCE MEASURES

Our conflict minerals due diligence measures have been designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1)	establish strong Company management systems for conflict minerals supply chain due diligence;

2)	identify and assess conflict minerals risks in our supply chain;

3)	design and implement strategies to respond to conflict minerals risks identified;

4)	contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5)	report on our conflict minerals supply chain due diligence activities.

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

DUE DILIGENCE MEASURES PERFORMED

Our due diligence measures included the following activities:

1)	Established an internal team to implement the ARRIS Conflict Minerals Program;

2)	established company policies and requirements and incorporated those requirements into supplier contracts to define ARRIS’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to ARRIS;

3)	conducted a review to identify relevant direct suppliers of products containing necessary conflict minerals (in the form of gold and the derivatives tin, tantalum, and tungsten, or collectively, “3TG” and “3TG Direct Suppliers”);

4)	reviewed all supplier responses against internally established criteria for completeness, consistency and risk;

5)	requested the specific processing facility names (smelters) from all suppliers indicating sources in the covered countries; and

6)	compared the facilities identified by suppliers indicating sourcing from the covered countries against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold published by the Conflict Free Sourcing Initiative (“CFSI”) - the Conflict-Free Smelter List (“CFS List”).

DUE DILIGENCE RESULTS

We had a response rate of 98% to our supplier RCOI and due diligence performed for facilities (smelters) indicated by suppliers as having sources in the covered countries are as follows:

Based on the CFSI RCOI Data (dated 3-31-15) 17 smelters and refiners were identified as sourcing from the covered countries. All were listed on the CFSI Conflict Free Smelter list

Two suppliers indicated a tin smelter as sourcing from the covered countries. Upon investigation it was determined that this smelter ceased operations in December 2014. At the time of closing the smelter was active in the Conflict Free Smelter Program but had not completed the certification process. No additional information could be found confirming covered country sourcing for this smelter.

All remaining smelters identified by suppliers as sourcing from the covered countries were listed on the CFSI Conflict Free Smelter list.

PRODUCT DESCRIPTIONS

ARRIS’ product portfolio primarily includes settop boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE. Detailed descriptions and technical information can be found on our website (www.arrisi.com).

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

COUNTRIES OF ORIGIN AND FACILITIES USED TO PROCESS CONFLICT MINERALS IN ARRIS PRODUCTS

The following list represents the smelters and refiners provided by suppliers, verified against CFSI known smelters and refiners.

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Advanced Chemical Company	Gold	UNITED STATES	CID000015
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Bauer Walser AG	Gold	GERMANY	CID000141
Caridad	Gold	MEXICO	CID000180
Yunnan Copper Industry Co Ltd	Gold	CHINA	CID000197
Daejin Indus Co. Ltd	Gold	KOREA, REPUBLIC OF	CID000328
Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA	CID000343
Doduco	Gold	GERMANY	CID000362
FSE Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
Gansu Seemine Material Hi-Tech Co Ltd	Gold	CHINA	CID000522
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA	CID000671
Hunan Chenzhou Mining Group Co., Ltd.	Gold	CHINA	CID000767
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold	CHINA	CID000801
Jiangxi Copper Company Limited	Gold	CHINA	CID000855
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	CID001029
Lingbao Gold Company Limited	Gold	CHINA	CID001056
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold	CHINA	CID001058
Luoyang Zijin Yinhui Metal Smelt Co Ltd	Gold	CHINA	CID001093
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236
OJSC Kolyma Refinery	Gold	RUSSIAN FEDERATION	CID001328
Penglai Penggang Gold Industry Co Ltd	Gold	CHINA	CID001362
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
So Accurate Group, Inc.	Gold	UNITED STATES	CID001754
The Great Wall Gold and Silver Refinery of China	Gold	CHINA	CID001909
Tongling nonferrous Metals Group Co.,Ltd	Gold	CHINA	CID001947
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Zijin Mining Group Co. Ltd	Gold	CHINA	CID002243
Guangdong Jinding Gold Limited	Gold	CHINA	CID002312
FAGGI ENRICO SPA	Gold	ITALY	CID002355
Geib Refining Corporation	Gold	UNITED STATES	CID002459
Aida Chemical Industries Co. Ltd.	Gold	JAPAN	CID000019
Asaka Riken Co Ltd	Gold	JAPAN	CID000090
Cendres + Métaux SA	Gold	SWITZERLAND	CID000189
Sabin Metal Corp.	Gold	UNITED STATES	CID001546
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
YAMAMOTO PRECIOUS METAL CO., LTD.	Gold	JAPAN	CID002100
Yokohama Metal Co Ltd	Gold	JAPAN	CID002129
Chugai Mining	Gold	JAPAN	CID000264
Do Sung Corporation	Gold	KOREA	CID000359
Hwasung CJ Co. Ltd	Gold	KOREA	CID000778
Korea Metal Co. Ltd	Gold	KOREA	CID000988
Samduck Precious Metals	Gold	KOREA	CID001555
SAMWON METALS Corp.	Gold	KOREA	CID001562
Torecom	Gold	KOREA	CID001955
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	CID000035
AngloGold Ashanti Córrego do Sítio Mineração	Gold	BRAZIL	CID000058
Argor-Heraeus SA	Gold	SWITZERLAND	CID000077
Asahi Pretec Corporation	Gold	JAPAN	CID000082
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
Aurubis AG	Gold	GERMANY	CID000113
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
CCR Refinery – Glencore Canada Corporation	Gold	CANADA	CID000185
Chimet S.p.A.	Gold	ITALY	CID000233
Dowa	Gold	JAPAN	CID000401
Eco-System Recycling Co., Ltd.	Gold	JAPAN	CID000425
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Ltd. Hong Kong	Gold	HONG KONG	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	CID000711
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Japan Mint	Gold	JAPAN	CID000823
Johnson Matthey Inc	Gold	UNITED STATES	CID000920
Johnson Matthey Ltd	Gold	CANADA	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
Kazzinc Ltd	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES	CID000969
Kojima Chemicals Co., Ltd	Gold	JAPAN	CID000981
L’ azurde Company For Jewelry	Gold	SAUDI ARABIA	CID001032
LS-NIKKO Copper Inc.	Gold	KOREA	CID001078
Materion	Gold	UNITED STATES	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metalor Technologies (Hong Kong) Ltd	Gold	HONG KONG	CID001149
Metalor Technologies (Singapore) Pte. Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies SA	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES	CID001157
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY	CID001220
Nihon Material Co. LTD	Gold	JAPAN	CID001259
Ohio Precious Metals, LLC	Gold	UNITED STATES	CID001322
Ohura Precious Metal Industry Co., Ltd	Gold	JAPAN	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	RUSSIAN FEDERATION	CID001326
PAMP SA	Gold	SWITZERLAND	CID001352
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Précinox SA	Gold	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd	Gold	SOUTH AFRICA	CID001512
Royal Canadian Mint	Gold	CANADA	CID001534
Schone Edelmetaal	Gold	NETHERLANDS	CID001573
SEMPSA Joyería Platería SA	Gold	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Gold	CHINA	CID001622
Solar Applied Materials Technology Corp.	Gold	TAIWAN	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
The Refinery of Shandong Gold Mining Co. Ltd	Gold	CHINA	CID001916

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Tokuriki Honten Co., Ltd	Gold	JAPAN	CID001938
Umicore Brasil Ltda	Gold	BRAZIL	CID001977
Umicore SA Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES	CID001993
Valcambi SA	Gold	SWITZERLAND	CID002003
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA	CID002030
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Remondis Argentia B.V.	Gold	NETHERLANDS	CID002582
Shanghai Jiangxi Metals Co. Ltd	Tantalum	CHINA	CID001634
King-Tan Tantalum Industry Ltd	Tantalum	CHINA	CID000973
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA	CID000291
Duoluoshan	Tantalum	CHINA	CID000410
Exotech Inc.	Tantalum	UNITED STATES	CID000456
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	CID000616
Hi-Temp Specialty Metals, Inc.	Tantalum	UNITED STATES	CID000731
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
LSM Brasil S.A.	Tantalum	BRAZIL	CID001076
Metallurgical Products India (Pvt.) Ltd.	Tantalum	INDIA	CID001163
Mineração Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Mining & Smelting	Tantalum	JAPAN	CID001192
Molycorp Silmet A.S.	Tantalum	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
QuantumClean	Tantalum	UNITED STATES	CID001508
RFH Tantalum Smeltry Co., Ltd	Tantalum	CHINA	CID001522
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Taki Chemicals	Tantalum	JAPAN	CID001869
Telex	Tantalum	UNITED STATES	CID001891
Ulba	Tantalum	KAZAKHSTAN	CID001969
Zhuzhou Cement Carbide	Tantalum	CHINA	CID002232
Yichun Jin Yang Rare Metal Co., Ltd	Tantalum	CHINA	CID002307
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum	CHINA	CID002501
KEMET Blue Metals	Tantalum	MEXICO	CID002539
Plansee SE Liezen	Tantalum	AUSTRIA	CID002540
H.C. Starck Co., Ltd.	Tantalum	THAILAND	CID002544

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
H.C. Starck GmbH Goslar	Tantalum	GERMANY	CID002545
H.C. Starck GmbH Laufenburg	Tantalum	GERMANY	CID002546
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	CID002547
H.C. Starck Inc.	Tantalum	UNITED STATES	CID002548
H.C. Starck Ltd.	Tantalum	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co.KG	Tantalum	GERMANY	CID002550
Plansee SE Reutte	Tantalum	AUSTRIA	CID002556
Global Advanced Metals Boyertown	Tantalum	UNITED STATES	CID002557
Global Advanced Metals Aizu	Tantalum	UNITED STATES	CID002558
KEMET Blue Powder	Tantalum	UNITED STATES	CID002568
PT Bangka Kudai Tin	Tin	INDONESIA	CID001409
PT Bangka Timah Utama Sejahtera	Tin	INDONESIA	CID001416
CV Makmur Jaya	Tin	INDONESIA	CID000308
Estanho de Rondônia S.A.	Tin	BRAZIL	CID000448
Gejiu Zi-Li	Tin	CHINA	CID000555
Huichang Jinshunda Tin Co. Ltd	Tin	CHINA	CID000760
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	CID000942
Linwu Xianggui Smelter Co	Tin	CHINA	CID001063
Novosibirsk Integrated Tin Works	Tin	RUSSIAN FEDERATION	CID001305
PT Alam Lestari Kencana	Tin	INDONESIA	CID001393
PT Babel Surya Alam Lestari	Tin	INDONESIA	CID001406
PT Fang Di MulTindo	Tin	INDONESIA	CID001442
PT HP Metals Indonesia	Tin	INDONESIA	CID001445
PT Koba Tin	Tin	INDONESIA	CID001449
PT Seirama Tin investment	Tin	INDONESIA	CID001466
PT Supra Sukses Trinusa	Tin	INDONESIA	CID001476
PT Pelat Timah Nusantara Tbk	Tin	INDONESIA	CID001486
PT Tommy Utama	Tin	INDONESIA	CID001493
PT Yinchendo Mining Industry	Tin	INDONESIA	CID001494
PT HANJAYA PERKASA METALS	Tin	INDONESIA	CID002287
PT Singkep Times Utama	Tin	INDONESIA	CID002476
Feinhütte Halsbrücke GmbH	Tin	GERMANY	CID000466
Metallic Resources Inc	Tin	USA	CID001142
Nankang Nanshan Tin Manufactory Co., Ltd	Tin	CHINA	CID001231
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	CID001908
VQB Mineral and Trading Group JSC	Tin	VIET NAM	CID002015
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA	CID000244
Cooper Santa	Tin	BRAZIL	CID000295

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
CV Gita Pesona	Tin	INDONESIA	CID000306
PT JusTindo	Tin	INDONESIA	CID000307
CV Nurjanah	Tin	INDONESIA	CID000309
CV Serumpun Sebalai	Tin	INDONESIA	CID000313
EM Vinto	Tin	BOLIVIA	CID000438
Fenix Metals	Tin	POLAND	CID000468
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT BilliTin Makmur Lestari	Tin	INDONESIA	CID001424
PT Karimun Mining	Tin	INDONESIA	CID001448
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Sumber Jaya Indah	Tin	INDONESIA	CID001471
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490
Rui Da Hung	Tin	TAIWAN	CID001539
Soft Metais, Ltda.	Tin	BRAZIL	CID001758
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Tin	CHINA	CID002158
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPENES	CID002517
PT Inti Stania Prima	Tin	INDONESIA	CID002530
PT Prima Timah Utama	Tin	INDONESIA	CID001458
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIET NAM	CID002573
CNMC (Guangxi) PGMA Co. Ltd.	Tin	CHINA	CID000278
Alpha	Tin	UNITED STATES	CID000292
CV United Smelting	Tin	INDONESIA	CID000315
Dowa	Tin	JAPAN	CID000402
Gejiu Non-Ferrous Metal Processing Co. Ltd.	Tin	CHINA	CID000538
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Metallo Chimique	Tin	BELGIUM	CID001143
Mineração Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
OMSA	Tin	BOLIVIA	CID001337
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402
PT Bangka Putra Karya	Tin	INDONESIA	CID001412
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Bukit Timah	Tin	INDONESIA	CID001428

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
PT DS Jaya Abadi	Tin	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	Tin	INDONESIA	CID001438
PT REFINED BANGKA TIN	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Tambang Timah	Tin	INDONESIA	CID001477
PT Timah (Persero), Tbk	Tin	INDONESIA	CID001482
Thaisarco	Tin	THAILAND	CID001898
White Solder Metalurgia e Mineração Ltda.	Tin	BRAZIL	CID002036
Yunnan Tin Company, Ltd.	Tin	CHINA	CID002180
Magnu’s Minerais Metais e Ligas LTDA	Tin	BRAZIL	CID002468
Melt Metais e Ligas S/A	Tin	BRAZIL	CID002500
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
Kennametal Huntsville	Tungsten	UNITED STATES	CID000105
Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA	CID000345
Hunan Chenzhou Mining Group Co., Ltd.	Tungsten	CHINA	CID000766
Kennametal Fallon	Tungsten	UNITED STATES	CID000966
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
H.C. Starck GmbH	Tungsten	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co.KG	Tungsten	GERMANY	CID002542
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten	CHINA	CID002578
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	CID002313
Jiangxi Richsea New Materials Co., Ltd.	Tungsten	CHINA	CID002493
Ganxian Shirui New Material Co., Ltd.	Tungsten	CHINA	CID002531
A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN	CID000004
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	CID000499
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	CHINA	CID000868
Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA	CID002044
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	CID002095
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	China	CID002513
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	CID001889
Wolfram Company CJSC	Tungsten	RUSSIAN FEDERATION	CID002047

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

LIST OF FACILITIES

Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Vietnam Youngsun Tungsten Industry Co., Ltd	Tungsten	VIET NAM	CID002011
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES	CID000568
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID000769
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	CID002320
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494

Countries of origin for these facilities are believed to include: Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, Chile, China, Colombia, Côte D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia, Zimbabwe.

EFFORTS TO DETERMINE THE CONFLICT MINERALS’ MINE OR LOCATION OF ORIGIN

Through our participation in the CFSI and requiring our suppliers to complete the CMRT we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

STEPS TO BE TAKEN TO MITIGATE RISK

In 2014 we implemented a smelter identification and acceptance review applied during processing of supplier CMRTs. This allowed us to provide feedback to suppliers identifying smelter entries that could not be recognized when referenced to the CFSI standard smelter names or other known smelters/refiners and requesting that they work to resolve these unknown smelters for future submissions. We also revised our contract manufacturer requirements in order to set standard reporting goals and improve the quality and uniformity of data received.

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2014

In 2015 we intend to take the following step to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Urge suppliers to provide smelters than can be recognized or traced to facilities known as actual smelter or refiners to the CFSI or other industry reference source.

•	Continue participation in CFSI (Member ID ARRS) to drive the improvement of industry tools, resources and traceability programs.